Exhibit 24
POWER OF ATTORNEY

      Know all by these presents, that the undersigned hereby constitutes and appoints each of Arthur A. Koch, Jr., Executive Vice President, Finance and
Chief Financial Officer, Mark A. Schlossberg, Senior Vice President and General
Counsel, and Wenchi Liu, Corporate Counsel, or either of them signing singly, and with full power of substitution and re-substitution, the undersigned's true and lawful attorney-in-fact to:

(1)        execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Impax Laboratories, Inc. (the
"Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities
 Exchange Act  of  1934,  as amended (the  "Exchange  Act"),  and  the  rules promulgated thereunder;

(2)         do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or complete and execute any amendment or amendments thereto, and timely file such form with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

(3)          take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such  attorney-in-fact,  may  be  of  benefit
 to,  in  the  best  interest  of,  or  legally  required   by,  the
undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or
could do if personally present,   with  full   power  of  substitution   and
re-substitution or   revocation,   hereby  ratifying  and  confirming   all
that   such attorney-in-fact, or such attorney-in-fact's substitute or substitutes or re-substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22nd day of February, 2012.

/s/ Allen Chao, Ph.D.
Allen Chao, Ph.D.